                                 (EXHIBIT 11)
                        CONCORDE CAREER COLLEGES, INC.
                       COMPUTATION OF PER SHARE EARNINGS
                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
               AND THE THREE MONTHS ENDED JUNE 30, 1998 AND 1997



                                                         Basic EPS                    Diluted EPS
                                                         Six Months                    Six Months
                                                       Ended June 30,                Ended June 30,
                                                       --------------                --------------
                                                     1998         1997             1998          1997
                                                     ----         ----             ----          ----
Weighted Average Shares Outstanding.............   7,157,000    6,982,000        7,157,000     6,982,000

Options(1)......................................                                                 905,000

Debt/Non Detachable Warrants (1)................                                               1,777,000

Class B Preferred Stock  (1)....................                                                 762,000
                                                  ----------   ----------       ----------   -----------
 Adjusted Weighted Average Shares...............   7,157,000    6,982,000        7,157,000    10,426,000
                                                  ----------   ----------       ----------   -----------

Income (loss) before accounting change..........  $ (364,000)  $  425,000       $ (364,000)  $   425,000

Class A Preferred Stock Redemption (2)..........                1,210,000                      1,210,000

Class A Preferred Dividends.....................                  (28,000)                       (28,000)

Class B Preferred Dividends--Imputed............     (68,000)     (41,000)         (68,000)

Interest on Convertible Debt, Net of Tax (1)....                                                  37,000
                                                  ----------   ----------       ----------   -----------
Income (loss) Available to Common Shareholders..    (432,000)   1,566,000         (432,000)    1,644,000
                                                  ----------   ----------       ----------   -----------
Earnings (loss) per Weighted Average Shares.....  $     (.06)  $      .22       $     (.06)  $       .16
                                                  ==========   ==========       ==========   ===========

                                                Basic EPS                     Diluted EPS
                                               Three Months                   Three Months
                                              Ended June 30,                 Ended June 30,
                                              --------------                 --------------
                                             1998         1997             1998         1997
                                             ----         ----             ----         ----
Weighted Average Shares Outstanding.....   7,190,000    6,997,000        7,190,000    6,997,000
                                          ----------   ----------       ----------   ----------
 Adjusted Weighted Average Shares.......   7,190,000    6,997,000        7,190,000    6,997,000
                                          ----------   ----------       ----------   ----------

Income (loss) before accounting change..  $ (453,000)  $  (55,000)      $ (453,000)  $  (55,000)

Class B Preferred Dividends--Imputed....     (35,000)     (31,000)         (35,000)     (31,000)
                                          ----------   ----------       ----------   ----------
Loss Available to Common Shareholders...    (488,000)     (86,000)        (488,000)     (86,000)
                                          ----------   ----------       ----------   ----------
Loss per Weighted Average Shares........  $     (.07)  $     (.01)      $     (.07)  $     (.01)
                                          ==========   ==========       ==========   ==========

1. Anti-dilutive for 3 months and 6 months ended June 30, 1998 and the three months ended June 30, 1997.

2. Represents the excess of the carrying value of the preferred stock over the amount of cash paid to the holder of the preferred stock retired on February 25, 1997.